UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________________
Form 8-K
______________________________
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): November 30, 2018
Jacobs Engineering Group Inc.
(Exact name of Registrant as specified in its charter)

Delaware	1-7463	95-4081636
(State of incorporation)	(Commission File No.)	(IRS Employer identification number)

1999 Bryan Street, Suite 1200, Dallas, Texas	75201
(Address of principal executive offices)	(Zip code)
Registrant's telephone number (including area code): (214) 583-8500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Revolving Loan Credit Agreement

On November 30, 2018, Jacobs Engineering Group Inc., a Delaware corporation (the “Company”), entered into a Third Amendment to Amended and Restated Credit Agreement (the “Revolving Amendment”) among the Company, the designated borrowers specified therein, the lenders party thereto and Bank of America, N.A., as administrative agent, which Revolving Amendment amends the Amended and Restated Credit Agreement dated as of February 7, 2014 (as amended by the Amendment Agreement dated as of March 4, 2015, and the Second Amendment to Amended and Restated Credit Agreement dated as of September 28, 2017, the “Existing Revolving Credit Agreement”, and the Existing Revolving Credit Agreement as amended by the Revolving Amendment, the “Revolving Credit Agreement”).

The Revolving Amendment provides for, among other things, designating as a permitted transaction the disposition of all or any portion of the energy, chemicals and resources business of the Company, its subsidiaries and certain joint ventures, including in a transaction with WorleyParsons Limited (“WorleyParsons”) which is consistent in all material respects with the sale transaction announced by the Company on October 21, 2018 (the “ECR Disposition”), and the automatic release of certain designated borrowers party to the Revolving Credit Agreement in connection with the closing of the ECR Disposition (upon the concurrent repayment of any direct borrowings under the Revolving Credit Agreement by such designated borrowers).

The foregoing summary of the Revolving Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Revolving Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.  The Existing Revolving Credit Agreement has been previously filed with, and is described in, the Company’s Current Reports on Form 8-K dated February 11, 2014, March 5, 2015 and September 29, 2017.

Amendment to Term Loan Credit Agreement

On November 30, 2018, the Company entered into a First Amendment to Credit Agreement (the “Term Amendment”) among the Company, the lenders party thereto and BNP Paribas, as administrative agent, which Term Amendment amends the Credit Agreement dated as of September 28, 2017 (the “Existing Term Credit Agreement”, and the Existing Term Credit Agreement as amended by the Term Amendment, the “Term Credit Agreement”).

The Term Amendment provides for, among other things, the amendment of certain provisions of the Existing Term Credit Agreement to permit the ECR Disposition.

The foregoing summary of the Term Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Term Amendment, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference. The Existing Term Credit Agreement has been previously filed with, and is described in, the Company’s Current Reports on Form 8-K dated September 29, 2017.

Item 7.01. Regulation FD Disclosure.

In connection with the pending ECR Disposition, on November 2, 2018, the Company and WorleyParsons filed their Premerger Notification and Report Forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") with the Antitrust Division of the U.S. Department of Justice and the Federal Trade Commission.  On December 3, 2018 at 11:59 p.m., the required 30-day waiting period under the HSR Act expired.  The closing of the ECR Disposition remains subject to other closing conditions including other regulatory approvals.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1
Third Amendment to Amended and Restated Credit Agreement, dated as of November 30, 2018, among Jacobs Engineering Group Inc., certain of its subsidiaries party thereto, the lenders party thereto, and Bank of America, N.A., as administrative agent

10.2	First Amendment to Credit Agreement, dated as of November 30, 2018, among Jacobs Engineering Group Inc., the lenders party thereto and BNP Paribas, as administrative agent

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 4, 2018

JACOBS ENGINEERING GROUP INC.

By:	/s/ Kevin C. Berryman
Kevin C. Berryman
Executive Vice President and Chief Financial Officer